Final Design


美容之王
BALINCAN USA
5387 0000 0000 0000
5387
MONTH / YEAR
VALID
THRU
GLOBAL CASH
MasterCard


www.globalcash.hk
AUTHORIZED SIGNATURE-NOT VALID UNLESS SIGNED
This card is issued by ePayLinks Technology Co.Ltd pursuant to license by Mastercard Asia/Pacific Pte.Ltd this card is the property of Globalcash.If found or upon request,the Card should be handed in at any Globalcash branch immediately.The use of the Card is subject to the Globalcash's terms and conditions currently in force.
(24-Hour Customer Service Hotline) : +852 3175-7797 +86 400-678-6888

Design 01


美容之王
BALINCAN USA
5387 0000 0000 0000
5387
MONTH / YEAR
VALID
THRU
GLOBAL CASH
MasterCard


www.globalcash.hk
AUTHORIZED SIGNATURE-NOT VALID UNLESS SIGNED
This card is issued by ePayLinks Technology Co.Ltd pursuant to license by Mastercard Asia/Pacific Pte.Ltd this card is the property of Globalcash.If found or upon request,the Card should be handed in at any Globalcash branch immediately.The use of the Card is subject to the Globalcash's terms and conditions currently in force.
(24-Hour Customer Service Hotline) : +852 3175-7797 +86 400-678-6888

Design 02 需要买莲花图片